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                                                                  EXHIBIT 99.3

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                            OF DYNATECH CORPORATION
                                 MAY 21, 1998

     The undersigned hereby constitutes and appoints John F. Reno and Richard K. Lochridge, and each of them with full power of substitution, as proxies to vote and act at the Special Meeting of Stockholders of Dynatech Corporation ("Dynatech") initially called to be held on May 21, 1998 at 9:00 a.m. local time at the offices of Ropes & Gray, 27th Floor, 885 Third Avenue, New York, New York, and at any adjournments or postponements thereof with respect to the number of shares of capital stock of Dynatech as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxy, or any substitute, to vote on the proposals specified below as directed below by the undersigned and on any matters which may come before the meeting, in such manner as they may determine, all such matters as described in the accompanying Proxy Statement, dated April 29, 1998, receipt of which is acknowledged. All proxies heretofore given by the undersigned in respect of said Special Meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED IN THE BOXES PROVIDED BELOW, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS, AND, IN THE DISCRETION OF THE NAMED PROXIES, AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

________________________________________________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER
AGREEMENT.
1. To approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 20, 1997 between Dynatech and CDRD Merger Corporation, the merger of CDRD Merger Corporation with and into Dynatech contemplated thereby and other such matters as are reasonably necessary or advisable for the consummation of the transactions contemplated in the Merger Agreement.

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FOR                          AGAINST                        ABSTAIN
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2.   To transact such other business as may properly come before the Special
     Meeting or at any adjournments or postponements thereof.

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FOR                          AGAINST                        ABSTAIN
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Please sign exactly as your name(s) appears on your stock certificate.  When signing as attorney, executor, administrator, trustee, or guardian, please sign your name and full title as such. Each joint owner should sign.


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Name of Stockholder (please print)


Signature(s):________________________________________      Date: ______________